                                                                    EXHIBIT 4.01

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO CITIGROUP GLOBAL MARKETS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R- __                                          INITIAL PRINCIPAL AMOUNT
CUSIP 173075 50 8                                  REPRESENTED $ __________
                                                   representing ________ SynDECS
                                                   ($37.60 per SynDECS)

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                               ________ SynDECS (SM)

                     (Debt Exchangeable for Common Stock (SM))

               Variable Rate Exchangeable Notes Due April 6, 2009

              (Subject to Exchange into American Depositary Shares
                        of The News Corporation Limited)

                  CITIGROUP GLOBAL MARKETS HOLDINGS INC., a New York corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ___________________________ (or $37.60 for each SynDECS represented by this
Note) on April 6, 2009 (subject to the mandatory exchange provisions described below), and to pay interest, on the basis and to the extent specified on the reverse of this Note, on the principal amount of this Note (provided that interest on the portion of the principal amount of this Note exchanged on a Settlement Date shall cease to accrue on the originally scheduled Settlement Date (without giving effect to any extensions) as further described on the reverse of this Note).

                  Interest on this Note shall be payable on every February 1, May 1, August 1 and November 1, beginning on May 1, 2004 (each, an "Interest Payment Date"), and, with respect to the portion of the principal amount of this Note exchanged on a Settlement Date, each Settlement Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Regular Record Date (as defined on the reverse of this Note) for interest payable on such Interest Payment Date, provided, however, that the interest paid on a Settlement Date shall be payable to the person to whom the principal is payable.

                  On each Settlement Date (which shall be November 21, 2008, January 29, 2009 and April 6, 2009, except as otherwise provided on the reverse hereof), one-third of the original principal amount of this Note shall be mandatorily exchanged for a number of ADSs (or their equivalent value in cash as described on the reverse of this Note) plus, in certain cases, an additional amount in cash, all as further described on the reverse of this Note. Under certain circumstances described on the reverse of this Note, the Company may deliver cash or other property in lieu of or in addition to ADSs.

                  ADDITIONAL PROVISIONS OF THIS NOTE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this Note by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                              CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                              By: ______________________________________
                                  Name: Mark I. Kleinman
                                  Title:  Executive Vice President and Treasurer

Corporate Seal
Attest:

By:    ____________________________
Name:  Douglas C. Turnbull
Title: Assistant Secretary

Dated: January 28, 2004

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in
the within-mentioned Indenture.

The Bank of New York,
as Trustee

By: _______________________________
    Authorized Signatory

                             Form of Reverse of Note

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

               Variable Rate Exchangeable Notes due April 6, 2009

              (Subject to Exchange into American Depositary Shares
                        of The News Corporation Limited)

TERMS AND CONDITIONS

   1. Definitions. Unless otherwise expressly provided or unless the context otherwise requires, the terms defined in these Terms and Conditions shall have the meanings assigned in these Terms and Conditions and capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

   2.    General Provisions.

            (a) The title of the Debt Securities of the series is Variable Rate Exchangeable Notes Due April 6, 2009 (the "SynDECS").

            (b) Each SynDECS shall be issued with a principal amount of $37.60. The SynDECS shall be issued only in fully registered form and in denominations of $37.60 and integral multiples thereof.

            (c) The SynDECS shall not be redeemable at the option of the Company prior to each Settlement Date.

            (d)   The SynDECS shall not be subject to any sinking fund.

            (e)   The SynDECS shall not be issued as Discount Securities.

            (f) The Company shall not be obligated to pay any additional amounts on the SynDECS in respect of taxes, except to the extent set forth in Paragraph 13 hereof.

            (g) At any time, the Company may, without the consent of the Holders of the SynDECS, increase the aggregate number of SynDECS outstanding by issuing additional SynDECS with terms and conditions identical to those set forth herein. Such additional SynDECS shall be consolidated with the SynDECS previously issued under these terms and conditions and shall form a single series for all purposes of the Indenture.

   3.    Settlement Dates.

            (a) Except as set forth in Paragraph 3(b) or 3(c) hereof, the "Settlement Dates" of the SynDECS shall be November 21, 2008, January 29, 2009 and April 6, 2009;

            (b)   If the maturity of the SynDECS is accelerated pursuant to
                  Section 5.02 of the Indenture, "Settlement Date" shall mean, with respect to each Settlement Date that has not already occurred, the date upon which the principal amount and interest are declared immediately due and payable in accordance with that Section 5.02; or

            (c) If a Market Disruption Event occurs during the period for determining the Daily Amounts for the applicable Settlement Date, "Settlement Date" shall mean the earlier of (i) the Business Day following the last day of that 10 Trading Day period and (ii) December 4, 2008, February 10, 2009 and April 16, 2009, as appropriate.

   4.    Interest Payments.

            (a) Subject to adjustment as set forth in Paragraph 6 hereof, on each Interest Payment Date, the amount of interest due on each SynDECS with a principal amount of $37.60 shall equal interest accrued at a floating rate equal to LIBOR, determined as set forth in Paragraph 4(f) hereof, for the relevant period plus 0.05% per annum on the then outstanding principal amount of that SynDECS.

            (b) Interest shall accrue on the principal amount of each SynDECS beginning on January 28, 2004 (the "Issue Date"). If any Settlement Date is extended beyond its original date, the interest described in Paragraph 4(a) hereof shall cease to accrue on the original Settlement Date with respect to the principal amount to be exchanged on that Settlement Date. Interest shall be computed on the SynDECS on the basis of a 360-day year using the actual number of days elapsed during the relevant period.

            (c) Interest shall be payable on every February 1, May 1, August 1 and November 1, beginning on May 1, 2004 (each, an "Interest Payment Date"), and, with respect to the principal amount of SynDECS exchanged on a Settlement Date, each Settlement Date. On the February 1, 2009 Interest Payment Date, interest shall be paid only with respect to the last one-third of the original principal amount of each SynDECS. Each payment of interest due on an Interest Payment Date or on a Settlement Date shall include interest accrued from and including the last date to which interest has been paid or made available for payment, or from and including the Issue Date, if none has been paid or made available for payment, to but excluding the relevant payment date (except that no additional interest shall accrue in respect of any extension of a Settlement Date in accordance with Paragraph 3(c) hereof).

            (d) Payments of interest shall be made to the Persons in whose names the SynDECS are registered at the close of business on the Regular Record Date relating to the Interest Payment Date, provided, however, that the interest payable on a Settlement Date shall be payable to the Person to whom the principal is payable. The regular record date ("Regular Record Date") relating to an Interest Payment

                  Date shall be the 15th day of the calendar month next preceding such Interest Payment Date, whether or not that day is a Business Day. For the purpose of determining the Holder at the close of business on a Regular Record Date when business is not being conducted, the close of business shall mean 5:00 P.M., New York City time, on the preceding Business Day.

            (e) "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close. If an Interest Payment Date or a Settlement Date falls on a day that is not a Business Day, the payment to be made on that Interest Payment Date or Settlement Date shall be made on the next succeeding Business Day with the same force and effect as if made on that Interest Payment Date or Settlement Date, and no additional interest shall accrue as a result of such delayed payment.

            (f)   Determination of LIBOR.

                     (i) The LIBOR rate for the initial interest period shall be set on the Issue Date and, for each subsequent interest period, the LIBOR rate shall be reset quarterly on each Interest Payment Date (each such date, an "Interest Reset Date").

                     (ii) The interest rate in effect for the SynDECS on each day shall be, (x) if that day is an Interest Reset Date, the interest rate determined as of the Determination Date immediately preceding that Interest Reset Date, or (y) if that day is not an Interest Reset Date, the interest rate determined as of the Determination Date immediately preceding the most recent Interest Reset Date. The "Determination Date" for any Interest Reset Date shall be the second London Business Day immediately preceding that Interest Reset Date.

                     (iii) The Calculation Agent shall determine LIBOR for each
                           Interest Reset Date by reference to the rates that appear on the Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Determination Date, and LIBOR shall be the offered rate for the relevant period determined by the Calculation Agent in its reasonable judgment. If page "3750" on the Moneyline Telerate Service is replaced by another page, or if the Moneyline Telerate Service is replaced by a nominee of the British Bankers' Association, then LIBOR shall be determined by reference to the replacement page or service selected to display the London interbank offered rates of major banks.

                     (iv) If LIBOR cannot be determined as set forth in Paragraph 4(f)(iii) hereof, then the Calculation Agent shall determine LIBOR as follows:

                              (a) Four major banks in the London interbank
                                  market shall be selected.

                              (b) The principal London offices of those four
                                  selected banks shall be requested to provide their offered quotations to prime banks in the London interbank market. These quotations shall be for deposits in U.S. dollars for the relevant period. Offered quotations must be based on a principal amount equal to at least $1,000,000 that is representative of a single transaction in such market at that time.

                                       i.    If two or more quotations are
                                             provided, LIBOR shall be the
                                             arithmetic mean of such quotations.

                                       ii.   If fewer than two quotations are
                                             provided, three major banks in New
                                             York City shall be selected and
                                             LIBOR shall be determined as the
                                             arithmetic mean of rates quoted by
                                             those three major banks in New York
                                             City to leading European banks.
                                             Such rates quoted shall be for
                                             loans in U.S. dollars for the
                                             relevant period. Rates quoted must
                                             be based on a principal amount of
                                             at least $1,000,000 that is
                                             representative of a single
                                             transaction in such market at that
                                             time. If fewer than the three
                                             selected New York City banks are
                                             quoting rates, LIBOR shall equal
                                             the LIBOR rate for the immediately
                                             preceding interest period. If there
                                             was no such preceding interest
                                             period, LIBOR shall be determined
                                             by the Calculation Agent.

                     (v) Except as set forth in this Paragraph 4(f)(v), the relevant period for the LIBOR rate is three months. With respect to the interest period commencing on and including the Issue Date and ending on but excluding May 1, 2004, the relevant period for the LIBOR rate is that interest period. With respect to the interest periods commencing on and including November 1, 2008 and ending on but excluding each of the first and second scheduled Settlement Dates, the relevant period for the LIBOR rate is that respective interest period. With respect to the interest period commencing on and including February 1, 2009 and ending on but excluding the third scheduled Settlement Date, the relevant period for the LIBOR rate is that interest period. If the relevant period for determining the LIBOR rate is a period less than or greater than three months, the Calculation Agent shall determine the applicable LIBOR rate by linear interpolation based on the next shortest and next longest periods for which quotations are available.

                     (vi) All percentages resulting from any of the calculations described in this Paragraph 4 shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to
                           9.87655% or .0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

                     (vii) "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

   5. Delivery of ADSs on the Settlement Dates. On each Settlement Date, one-third of the original principal amount of each SynDECS shall be mandatorily exchanged for a number of American Depositary Shares ("ADSs") of The News Corporation Limited ("News Corporation") (or their equivalent value in cash as described in Paragraph 5(l) hereof) plus, in certain cases, additional cash equal to the Total Exchange Shares, as defined in Paragraph 5(a) hereof. The Holders of the SynDECS shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such ADSs.

            (a) The "Total Exchange Shares" to be delivered in respect of each SynDECS on each Settlement Date is an amount equal to the sum of the Daily Amounts calculated as described in Paragraph 5(b) hereof for each of the 10 Trading Days beginning on November 5, 2008, January 12, 2009 or March 19, 2009, as applicable, provided that if the SynDECS are declared immediately due and payable following an Event of Default in accordance with
                  Section 5.02 of the Indenture, each Settlement Date that has not yet occurred shall be accelerated and the "Total Exchange Shares" for each such Settlement Date shall be calculated

                     (i) using the Daily Amounts for any Trading Days in respect of that Settlement Date that have already occurred and,

                     (ii) with respect to each Trading Day that has not already occurred, the Daily Amount for the date upon which the SynDECS are so declared to be immediately due and payable.

            (b) The "Daily Amount" for each of the 10 Trading Days in the calculation period preceding each Settlement Date means:

                     (i) if the Closing Price on the relevant Trading Day is more than the Threshold Appreciation Price, a fraction of one ADS equal to the result of multiplying 1/30th of one ADS by the sum of:

                              (a) the result of dividing the Reference Price by
                                  the Closing Price, plus

                              (b) the result of dividing

                                        i.  the difference between the Closing
                                            Price and the Threshold
                                            Appreciation Price by

                                        ii. the Closing Price;

                     (ii) if the Closing Price on the relevant Trading Day is more than the Reference Price but less than or equal to the Threshold Appreciation Price, a fraction of one ADS equal to the result of multiplying 1/30th of one ADS by the result of dividing the Reference Price by the Closing Price;

                     (iii) if the Closing Price on the relevant Trading Day is
                           more than the Floor Price but less than or equal to the Reference Price, 1/30th of one ADS plus an amount in cash equal to the result of multiplying 1/30 by the difference between the Reference Price and the Closing Price; and

                     (iv) if the Closing Price on the relevant Trading Day is less than or equal to the Floor Price, 1/30th of one ADS plus an amount in cash equal to $0.188.

            provided that (x) the Share Components of the Daily Amount shall be adjusted in accordance with Paragraphs 6, 7, 8 and 9 hereof and (y) under the circumstances set forth in Paragraph 8(c)(i) hereof, the consideration received by Holders of the SynDECS shall be cash or property received in respect of the ADSs or a combination thereof, rather than (or in addition to) ADSs.

            (c) The "Threshold Appreciation Price" shall equal $57.716, subject to adjustment as described in Paragraphs 6, 8 and 9 hereof.

            (d) The "Reference Price" shall equal $37.60, subject to adjustment as described in Paragraphs 6, 8 and 9 hereof.

            (e) The "Floor Price" shall equal $31.960, subject to adjustment as described in Paragraphs 8 and 9 hereof.

            (f) The number of ADSs per SynDECS specified in Paragraph 5(b)(i), 5(b)(ii), 5(b)(iii) and 5(b)(iv) hereof are referred to herein as the "Share Components."

            (g) The "Closing Price" of any security on any date of determination means:

                     (i) the closing sale price for the regular trading session (without considering after hours or other trading outside regular trading session hours) of the security (regular way) on the New York Stock Exchange on that date (or, if no closing price is reported, the last reported sale price during that regular trading session),

                     (ii) if the security is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal United States securities exchange on which the security is so listed,

                     (iii) if the security is not so listed on a United States
                           national or regional securities exchange, as reported by the Nasdaq Stock Market,

                     (iv) if the security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or

                     (v) if the security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least three nationally recognized investment banking firms, which may include one or more of the Company's affiliates, that the Company selects for this purpose.

            (h) A "Trading Day" means an Exchange Business Day on which there has not occurred or does not exist a Market Disruption Event.

                     (i) If 10 Trading Days for the ADSs have not occurred during the period beginning on November 5, 2008 and ending on December 2, 2008,

                              (a) all remaining Trading Days shall be deemed to
                                  occur on December 3, 2008, and

                              (b) the Closing Price for each of the remaining
                                  Trading Days shall be the Closing Price on December 3, 2008 or, if there is a Market Disruption Event on that day, the market value per ADS as determined by the Company in its reasonable discretion.

                     (ii) If 10 Trading Days for the ADSs have not occurred during the period beginning on January 12, 2009 and ending on February 6, 2009,

                              (a) all remaining Trading Days shall be deemed to
                                  occur on February 9, 2009, and

                              (b) the Closing Price for each of the remaining
                                  Trading Days shall be the Closing Price on February 9, 2009 or, if there is a Market Disruption Event on that day, the market value per ADS as determined by the Company in its reasonable discretion.

                     (iii) If 10 Trading Days for the ADSs have not occurred
                           during the period beginning on March 19, 2009 and ending on April 14, 2009,

                              (a) all remaining Trading Days shall be deemed to
                                  occur on April 15, 2009, and

                              (b) the Closing Price for each of the remaining
                                  Trading Days shall be the Closing Price on April 15, 2009 or, if there is a Market Disruption Event on that day, the market value per ADS as determined by the Company in its reasonable discretion.

            (i) "Exchange Business Day" means any day that is (or, but for the occurrence of a Market Disruption Event, would have been) a day of trading on each Exchange and each exchange or quotation system on which futures or options contracts relating to the ADSs or Ordinary Shares of News Corporation (the "Ordinary Shares") are traded that the Company, in its reasonable discretion, views as relevant, other than a day on which trading on any such Exchange, exchange or quotation system is scheduled to close prior to its regular weekday closing time.

            (j) A "Market Disruption Event" means any suspension of or limitation imposed on trading by the relevant exchange or quotation system during the one-half hour period prior to the scheduled close of trading for the regular trading session on the relevant exchange or quotation system, whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise, that the Company in its reasonable discretion determines is material:

                     (i) relating to the security the Closing Price of which is being determined on the relevant Exchange or, where that security is an ADS, relating to the Ordinary Shares on the relevant Exchange, or

                     (ii) in futures or options contracts relating to such security or underlying on any relevant exchange or quotation system.

            (k) "Exchange" means the New York Stock Exchange and the principal Australian or other non-U.S. exchange on which the Ordinary Shares are traded, or, if the relevant security is not listed for trading on the New York Stock Exchange on the relevant day for a reason other than a Market Disruption Event, the principal United States securities exchange on which the relevant security is so listed or, if the relevant security is not so listed on a United States national or regional securities exchange for a reason other than a Market Disruption Event, the Nasdaq Stock Market or, if prices for the relevant security are so not reported by the Nasdaq Stock Market for a reason other than a Market Disruption Event, the over-the-counter market.

            (l) Cash Settlement Option. The Company may at its option pay Holders of the SynDECS cash instead of delivering ADSs in respect of some or all of the Daily Amounts. To exercise this option, the Company must notify the Trustee of its election on or before the beginning of the applicable 10 Trading Day period and if the Company is electing to pay cash instead of delivering only a portion of the ADSs it would otherwise be required to deliver, it must specify the Trading Days in respect of which it shall deliver the Daily Amount in cash instead of ADSs. The Trustee shall in turn notify The Depository Trust Company and publish a notice of the Company's election in a daily newspaper of national circulation. For any day in respect of which the Company elects to pay the Daily Amount in cash instead of delivering ADSs, the Company shall pay an amount equal to the Daily Amount as calculated for that Trading Day multiplied by the Closing Price on that Trading Day.

   6. Adjustments for Changes in Dividend Rate. If the total cash dividends on the Ordinary Shares in respect of which a record date occurs during the six-month periods ending May 1 and November 1 of any year (the "Declared Dividend") differ from the Expected Dividend, an event referred to as a "Dividend Adjustment Event," adjustments shall be made, at the option of the Company, either to the interest payable on the SynDECS or to the Threshold Appreciation Price (or, under certain circumstances described below, to both). The Company may adjust either the interest payment or the Threshold Appreciation Price, but not both, provided that if the full application of such adjustment would result in an interest payment of less than zero or a Threshold Appreciation Price of less than the Reference Price, the Company shall adjust both the interest payment and the Threshold Appreciation Price.

            (a) Interest Payment Adjustment. If the Company elects to adjust the interest payment:

                     (i) If the Declared Dividend is greater than the Expected Dividend, the Company shall increase the interest payment due for the Interest Payment Date ending the applicable period by a dividend adjustment amount equal to the dividend differential multiplied by the number of Ordinary Shares comprising an ADS, converted to U.S. dollars at the noon-buying rate for Australian dollars on the relevant record date, times the percentage of an ADS appropriate to delta hedge a SynDECS, as determined by the Calculation Agent in its reasonable commercial discretion using the Black-Scholes pricing formula, determined as of the record date for the applicable dividend.

                     (ii) If the Declared Dividend is less than the Expected Dividend, the Company shall reduce the interest payment due for the Interest Payment Date ending the applicable period by a dividend adjustment amount equal to the dividend differential multiplied by the number of Ordinary Shares comprising an ADS, converted to U.S. dollars at the noon-buying rate for Australian dollars on the relevant record date, times the percentage of an ADS appropriate to delta hedge a SynDECS, as determined by the Calculation Agent in its reasonable commercial discretion using the Black-Scholes pricing formula, determined as of the record date for the applicable dividend. Notwithstanding the foregoing, if the dividend adjustment amount calculated as set forth in this Paragraph 6(a)(ii) is greater than the interest payment otherwise payable on the applicable Interest Payment Date, the interest payment for that

                           Interest Payment Date shall be reduced to zero, and an appropriate adjustment shall be made to the Threshold Appreciation Price in respect of any excess dividend adjustment amount as set forth in Paragraph 6(b) hereof.

            (b) Threshold Appreciation Price Adjustment. If the Company elects to adjust the Threshold Appreciation Price:

                     (i) the Expected Dividend shall be reset to equal the Declared Dividend, and such reset Expected Dividend shall apply for future periods, provided that the Expected Dividend shall not be reset if the Threshold Appreciation Price is being adjusted for the reason described in the last sentence of Paragraph 6(a)(ii) hereof; and

                     (ii) the Calculation Agent shall make such adjustments to the Threshold Appreciation Price to reflect the change in the Expected Dividend as the Calculation Agent deems appropriate to preserve the economics of the transaction by reference to the Black-Scholes pricing formula assuming the Expected Dividend as reset continues for the remainder of the term of the SynDECS. In no event shall the Threshold Appreciation Price be adjusted in a manner that would cause the adjusted Threshold Appreciation Price to be lower than the Reference Price. Any excess adjustment amounts shall instead be applied to the interest payment as set forth in Paragraph 6(a) hereof.

            (c) "Expected Dividend" means the aggregate cash dividends for which a record date is expected to occur during the six-month periods ending May 1 and November 1, initially equal to A$0.015 per semi-annual period per Ordinary Share (or A$0.06 per ADS), except that the Expected Dividend for the period beginning on the Issue Date of the SynDECS and ending on May 1, 2004 is A$0.015 and the Expected Dividend for the period beginning November 1, 2008 is initially zero. If the Threshold Appreciation Price is adjusted for a dividend differential as set forth in Paragraph 6(b) hereof, the Expected Dividend for the periods after such adjustment shall, to the extent described in such Paragraph, be reset to equal the Declared Dividend for the period in which the adjustment to the Threshold Appreciation Price is made. If as a result of any Adjustment Event or dilution adjustment (or any combination thereof) referred to in Paragraph 7 or 8 hereof the ADSs underlying the SynDECS are adjusted to include the securities of an issuer other than News Corporation or of more than one issuer (whether or not including News Corporation), then such adjustment shall apply with respect to any cash dividends to which the successor or additional securities of the applicable issuer(s) are entitled and the Calculation Agent shall adjust the amount of the Expected Dividend after the relevant event.

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   7.    Anti-dilution Adjustments. The Daily Amount and the Closing Price shall be subject to adjustment under the circumstances described in this Paragraph 7. Each adjustment to the Daily Amount and the Closing Price shall be made successively.

            (a)   Adjustment of the Daily Amount.

                     (i)   The Daily Amount is subject to adjustment if News
                           Corporation:

                              (a) subdivides, consolidates or reclassifies its
                                  Ordinary Shares (unless such subdivision, consolidation or reclassification constitutes a "Merger Event" as defined in Paragraph 8(a)(ii) hereof), or changes the number of Ordinary Shares represented by one ADS, or makes a free distribution or dividend of any ADSs or Ordinary Shares to existing holders thereof by way of a bonus, capitalization or any other similar means;

                              (b) makes a distribution or dividend to existing
                                  holders of ADSs or Ordinary Shares of ADSs or Ordinary Shares;

                              (c) makes a distribution or dividend to existing
                                  holders of ADSs or Ordinary Shares of (x) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of News Corporation equally or proportionately with such payments to holders of ADSs or Ordinary Shares, or (y) any other type of securities, rights or warrants or other assets (other than cash), in any case for cash or other payment (or no payment) at less than the market price (as determined by a nationally recognized investment banking firm, which may be an affiliate of the Company, that it retains for this determination); or

                              (d) engages in any similar event or action which,
                                  in the reasonable judgment of the Company, may dilute or concentrate the theoretical value of the ADSs or Ordinary Shares.

                     (ii) In the case of Paragraphs 7(a)(i)(a) and 7(a)(i)(b) hereof, the Company shall adjust the Daily Amount by adjusting each of the Share Components of the Daily Amount in effect immediately prior to such event so that the Holder of a SynDECS shall be entitled to receive, when the Company exchanges one-third of the principal amount of the SynDECS on a Settlement Date, the number of ADSs that such Holder would have owned or been entitled to own had such SynDECS been exchanged immediately before such event or any record date with respect to it.

                     (iii) In the case of the distribution of rights or warrants to purchase Ordinary Shares referred to in clause Paragraph 7(a)(i)(c)(y) hereof, the Company

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                           shall adjust the Daily Amount by multiplying each of
                           the Share Components of the Daily Amount in effect on the record date for the determination of holders of Ordinary Shares entitled to receive those rights or warrants by the following fraction.

                              (a) The numerator of this fraction shall be (x)
                                  the number of Ordinary Shares outstanding on such record date, plus (y) the number of additional Ordinary Shares offered for subscription or purchase by the terms of the rights or warrants.

                              (b) The denominator of this fraction shall be (x)
                                  the number of Ordinary Shares outstanding on
                                  such record date, plus (y) the number of
                                  additional Ordinary Shares which the total
                                  offering price of the total number of Ordinary Shares specified in Paragraph 7(a)(iii)(a)(y) hereof would purchase at the market price of the Ordinary Shares on the Business Day next following such record date, which number of additional Ordinary Shares shall be determined by:

                                       i.    multiplying that total number of
                                             Ordinary Shares by the exercise
                                             price of the rights or warrants,
                                             and

                                       ii.   dividing the product so obtained by
                                             the market price of Ordinary
                                             Shares, as reasonably determined by
                                             the Company.

                           Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of holders of Ordinary Shares entitled to receive such rights or warrants. If such rights or warrants expire before the maturity of the SynDECS and Ordinary Shares are not delivered by the terms of such rights or warrants before such expiration, the Company shall readjust the Share Components to the Share Components which would then be in effect if the adjustments for the issuance of such rights and warrants had been made on the basis of delivery of only the number of Ordinary Shares actually delivered by the terms of the rights or warrants.

                     (iv) In the case of an event referred to in Paragraphs 7(a)(i)(c) or 7(a)(i)(d) hereof (other than a distribution of rights or warrants to purchase Ordinary Shares), unless the Company elects to treat such event as an Adjustment Event under Paragraph 8 hereof, the Company shall adjust the terms of the SynDECS as the Company, in its reasonable judgment, determines appropriate to preserve the economics of the transaction.

                     (v) Any Ordinary Shares issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the

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                           record date for such dividend for purposes of
                           calculating the number of outstanding Ordinary Shares under this Paragraph 7. All adjustments to the Daily Amount shall be calculated to the nearest 1/100,000th of an ADS (or, if there is not a nearest 1/100,000th of an ADS, to the next higher 1/100,000th of an ADS).

            (b) Adjustment of the Closing Price. If an adjustment is made to the Daily Amount pursuant to Paragraph 7(a)(i) hereof, an adjustment shall also be made to the Closing Price as such term is used throughout the definition of Daily Amount. The required adjustment to the Closing Price shall be made on each day for which a Daily Amount is calculated by multiplying the Closing Price by the cumulative number or fraction determined pursuant to the Daily Amount adjustment procedures described in Paragraph 7(a) hereof.

   8.    Adjustment Events.

            (a)   Definition of Adjustment Event. "Adjustment Event" means:

                     (i) any event described in Paragraphs 7(a)(i)(c) or 7(a)(i)(d) hereof (other than a distribution of rights or warrants to purchase Ordinary Shares described in Paragraph 7(a)(i)(c)(y) hereof) that the Company elects to treat as subject to the provisions of this Paragraph 8, and

                     (ii) any of the following "Merger Events," in respect of which the consideration for the relevant ADSs or Ordinary Shares consists (or, at the option of the holders of such ADSs or Ordinary Shares, may consist) solely of Publicly Traded Equity,

                              (a) any reclassification or change of ADSs or
                                  Ordinary Shares that results in a transfer of or an irrevocable commitment to transfer all of such ADSs or Ordinary Shares outstanding;

                              (b) any consolidation, amalgamation or merger of
                                  News Corporation with or into another entity
                                  (other than a consolidation, amalgamation or merger in which News Corporation is the continuing entity and which does not result in any reclassification or change as described in Paragraph 8(a)(ii)(a) hereof); or

                              (c) any other takeover offer for ADSs or Ordinary
                                  Shares that results in a transfer of or an irrevocable commitment to transfer all such ADSs or Ordinary Shares (other than the ADSs or Ordinary Shares owned or controlled by the offeror).

            (b)   For purposes of a Merger Event,

                     (i) "Publicly Traded Equity" means ADSs or Ordinary Shares traded on a U.S. national securities exchange or quoted on the Nasdaq National Market and

                     (ii) "Merger Date" means, with respect to a Merger Event, the effective date of the Merger Event.

            (c)   Delivery of Cash or Reported Securities after an Adjustment
                  Event.

                     (i) After the occurrence of any Adjustment Event on or prior to a Settlement Date, the Company shall deliver cash or Reported Securities on the relevant Settlement Date (or, if the cash or Reported Securities have not yet been delivered to holders of ADSs on the relevant Settlement Date, as soon as practical after so delivered), instead of or (in the case of an Adjustment Event described in Paragraph 8(a)(i) hereof) in addition to, ADSs.

                     (ii) The cash or Reported Securities to be delivered shall have a value equal to the Adjustment Event Amount.

                     (iii) "Adjustment Event Amount" means the sum of the Daily
                           Adjustment Event Amounts for each of the 10 Trading Days beginning on November 5, 2008, January 12, 2009 and March 19, 2009 (subject to adjustment pursuant to Paragraphs 5(h) if a Market Disruption Event occurs and 5(a) hereof if the SynDECS are declared immediately due and payable following an Event of Default in accordance with Section 5.02 of the Indenture).

                     (iv) "Daily Adjustment Event Amount" means, for each of such Trading Days described in Paragraph 8(c)(iii) hereof, for each SynDECS, subject to the anti-dilution adjustments described in Paragraph 7 hereof:

                              (a) if the Closing Price on the relevant Trading
                                  Day is more than the Threshold Appreciation
                                  Price, a fraction of the Transaction Value equal to the result of multiplying 1/30th of the Transaction Value by the sum of (x) the result of dividing the Reference Price by the Closing Price, plus (y) the result of dividing
                                  (i) the difference between the Closing Price and the Threshold Appreciation Price by (ii) the Closing Price;

                              (b) if the Closing Price on the relevant Trading
                                  Day is more than the Reference Price but less than or equal to the Threshold Appreciation Price, a fraction of the Transaction Value equal to the result of multiplying 1/30th of the Transaction Value by the result of dividing the Reference Price by the Closing Price;

                              (c) if the Closing Price on the relevant Trading
                                  Day is more than the Floor Price but less than or equal to the Reference Price, 1/30th of the Transaction Value plus an amount in cash equal to the result of multiplying 1/30 by the difference between the Reference Price and the Closing Price; and

                              (d) if the Closing Price is less than or equal to
                                  the Floor Price, 1/30th of the Transaction
                                  Value plus an amount in cash equal to the result of multiplying 1/30 by the difference between the Reference Price and the Floor Price.

                     (v) If Reported Securities are delivered with respect to an Adjustment Event, the Company shall deliver a number of such Reported Securities equal to the Adjustment Event Amount. In all other cases the Company shall deliver the Adjustment Event Amount in cash. Any Adjustment Event shall be deemed to occur prior to a Settlement Date if it occurs or if the record date therefor falls on or prior to the Settlement Date. If a Reported Security delivered in an Adjustment Event ceases to qualify as a Reported Security prior to the relevant Settlement Date, the Adjustment Event Amount shall be delivered in cash.

            (d) Adjustment of Closing Price. Following an Adjustment Event, the Closing Price shall be deemed to equal:

                     (i) if ADSs are outstanding on any day when the Daily Amount is calculated, the Closing Price of the ADSs, as adjusted pursuant to Paragraph 7 hereof, otherwise zero, plus

                     (ii)  the Transaction Value.

            (e) Definition of Reported Securities. "Reported Securities" means securities received by holders of ADSs in an Adjustment Event that:

                     (i)   are

                              (a) listed on a United States national securities
                                  exchange, or

                              (b) reported on a United States national
                                  securities system subject to last sale
                                  reporting, or

                              (c) traded in the over-the-counter market and
                                  reported by Pink Sheets LLC or a similar organization, or

                              (d) securities for which bid and ask prices are
                                  available from at least three nationally recognized investment banking firms, and

                     (ii)  are either

                              (a) perpetual equity securities or

                              (b) non-perpetual equity or debt securities with a
                                  stated maturity after the final Settlement
                                  Date.

            (f)   "Transaction Value" means:

                     (i) for any cash received in any Adjustment Event, the amount of cash received per ADS,

                     (ii) for any Reported Securities received in any Adjustment Event, an amount equal to

                              (a) the Closing Price per unit of such Reported
                                  Securities on the date of determination
                                  multiplied by

                              (b) the number of such Reported Securities (as
                                  adjusted pursuant to Paragraph 7 hereof and this Paragraph 8) received per ADS, and

                     (iii) for any property received in any Adjustment Event
                           other than cash or Reported Securities, an amount equal to the fair market value of the property received per ADS on the date such property is received or ceases to be a Reported Security, as determined by a nationally recognized investment banking firm, which may be an affiliate of the Company, that the Company retains for this purpose;

                  provided, however, that in the case of Paragraph 8(f)(ii) hereof, with respect to securities that are Reported Securities by virtue of only Paragraph 8(e)(i)(d) hereof, Transaction Value with respect to any such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of the date of determination from each of at least three nationally recognized investment banking firms, which may include one or more of the Company's affiliates, that the Company retains for such purpose, multiplied by the number of such Reported Securities (as adjusted under Paragraph 7 hereof and this Paragraph 8) received per ADS.

                  For purposes of calculating the Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

            (g) Other adjustments. If the SynDECS become exchangeable, in whole or in part, into any property other than ADSs, such exchange shall be subject to adjustment in the same manner and upon the occurrence of the same types of events described in Paragraph 7 hereof and in this Paragraph 8 with respect to the ADSs. Each Holder of SynDECS shall be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such other property.

   9.    Mandatory Redemption Events and Partial Mandatory Redemption Events.

            (a) Definitions. Each of the following are called "Mandatory Redemption Events":

                     (i) all the ADSs or Ordinary Shares or all the assets or substantially all the assets of News Corporation are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity;

                     (ii) by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of or any analogous proceeding affecting News Corporation:

                              (a) all the ADSs or Ordinary Shares of News
                                  Corporation are required to be transferred to a trustee, liquidator or other similar official, or

                              (b) holders of the ADSs or Ordinary Shares of News
                                  Corporation become legally prohibited from transferring them;

                     (iii) any Merger Event in respect of which the
                           consideration for the relevant ADSs or Ordinary Shares consists solely of assets other than Publicly Traded Equity; and

                     (iv) any Merger Event in respect of which the consideration for the relevant ADSs or Ordinary Shares consists of Publicly Traded Equity and assets other than Publicly Traded Equity, unless the Company elects to treat such event as a Partial Mandatory Redemption Event.

                  For purposes of determining whether a Merger Event satisfies Paragraphs 9(a)(iii), 9(a)(iv) or 8(a)(ii) hereof, to the extent holders of an ADS or Ordinary Share are entitled to elect the form of consideration in a Merger Event, the consideration shall consist of Publicly Traded Equity to the maximum extent permitted. If an event described in Paragraph 9(a)(iv) hereof occurs, the Company may elect to treat such event as a "Partial Mandatory Redemption Event" instead of treating such event as a Mandatory Redemption Event.

            (b) Mandatory Redemption and Payment Upon Occurrence of a Mandatory Redemption Event or a Partial Mandatory Redemption Event.

                     (i) In the case of a Mandatory Redemption Event, the SynDECS shall be automatically redeemed as of the date of the occurrence of such Mandatory Redemption Event, and the Company shall pay to Holders of the SynDECS an amount per SynDECS determined as set forth in Paragraph 9(b)(ii), with payment to be made not later than three Business Days following the occurrence of such Mandatory Redemption Event.

                     (ii) The Calculation Agent shall determine the amount payable to Holders of the SynDECS based on its reasonable judgment and based on quotations sought from four leading equity derivatives dealers, which may include an affiliate of the Company, that the Calculation Agent retains for this determination. Each quotation shall represent the quoting dealer's expert opinion as to the fair value to the holder of a SynDECS on the date the Mandatory Redemption Event occurs of a forward contract with terms that would preserve for the Holder the economic equivalent of any payment or delivery in respect of a SynDECS that would have been required after that date but for the occurrence of the Mandatory Redemption Event. The Calculation Agent shall provide to each dealer from which it seeks a quotation following a Mandatory Redemption Event the following information, which shall serve as the basis for the dealer's calculation:

                              (a) a volatility equal to the average of the
                                  volatilities of the ADSs, (calculated by referring to the closing price of the ADSs) for a period equal to the number of days between the Announcement Date and the relevant Trading Day for calculation of the Daily Amount, for each Exchange Business Day during the two-year historical period ending on the Announcement Date;

                              (b) dividends based on, and payable on the same
                                  dates as, amounts to have been paid in respect of gross ordinary cash dividends on the ADSs in the calendar year ending on the Announcement Date; and

                              (c) a value ascribed to the ADSs equal to the
                                  consideration, if any, paid in respect of such ADSs to holders of such ADSs at the time of the Mandatory Redemption Event.

                     (iii) "Announcement Date" means, as determined by the
                           Calculation Agent,

                              (a) in the case of Paragraph 9(a)(i) hereof, the
                                  date of the first public announcement of a firm intention to nationalize (whether or not amended or on the terms originally announced) that leads to that event;

                              (b) in the case of Paragraph 9(a)(ii) hereof, the
                                  date of the first public announcement of the institution of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to that event; and

                              (c) in the case of Paragraphs 9(a)(iii) or
                                  9(a)(iv) hereof, the date of the first public announcement of a firm intention to merge or make an offer (whether or not amended or on the terms originally announced) that leads to such event.

                     (iv) If more than three quotations are provided, the amount shall be the arithmetic mean of the quotations, without regard to the quotations having the highest and the lowest values. If exactly three quotations are provided, the amount shall be the quotation remaining after disregarding the highest and the lowest quotations. For this purpose, if more than one quotation has the same highest or lowest value, then one of such quotations shall be disregarded. If two quotations are provided, the amount shall be the arithmetic mean of the quotations. If one quotation is provided, the amount shall equal the quotation. If no quotation is provided, the amount shall be determined by the Calculation Agent.

                     (v) If a Partial Mandatory Redemption Event occurs, the SynDECS shall be automatically redeemed in part, as follows:

                              (a) the Calculation Agent shall determine the
                                  amount that would be payable in respect of a SynDECS assuming the event were treated as a Mandatory Redemption Event, which is referred to as the "Component Termination Amount";

                              (b) the Company shall pay to Holders of the
                                  SynDECS three Business Days following the occurrence of the Partial Mandatory Redemption Event an amount per SynDECS equal to the Component Termination Amount multiplied by a percentage (the "Other Consideration Percentage"), determined by dividing (x) the value of the consideration other than Publicly Traded Equity to be received by a holder of one ADS in the relevant Merger Event (as determined by the Calculation Agent as of the Merger Date) by (y) the value of the total consideration to be received by a holder of one ADS in the relevant Merger Event (as determined by the Calculation Agent as of the Merger Date); and

                              (c) the portion of the SynDECS that is not
                                  redeemed shall continue with respect to the consideration consisting of Publicly Traded Equity and the provisions of Paragraph 8 apply to that portion of the consideration that consists of Publicly Traded Equity, and in addition, the Company shall reduce the Threshold Appreciation Price, the Reference Price and the Floor Price by multiplying each by one minus the Other Consideration Percentage.

   10. Fractional Shares. The Company shall not deliver fractional ADSs in exchange for the SynDECS. If more than one SynDECS is held or surrendered at one time by the same

         Holder, the number of full ADSs or related securities to be delivered on a Settlement Date shall be computed on the basis of the total number of SynDECS so held or surrendered at the relevant Settlement Date. Instead of delivering any fractional share or security, each such Holder shall be entitled to receive an amount in cash equal to the value of such fractional share based on the Closing Price on the Trading Day immediately preceding the relevant Settlement Date. Any cash amounts owed by the Company to Holders of the SynDECS shall be rounded to the nearest cent (with one-half cent being rounded upwards).

   11. Global Securities. Upon issuance, all SynDECS shall be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security shall be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for SynDECS in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

   12. Form of Payment. The Company shall make all payments of interest on the SynDECS, and any cash payments on a Settlement Date, in immediately available funds.

   13.   Taxes.

            (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of ADSs (or Reported Securities) pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of ADSs (or Reported Securities) in a name other than that in which the SynDECS so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

            (b) The Company and each Holder of a SynDECS by its acquisition of a SynDECS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary):

                     (i) to characterize the SynDECS for all tax purposes as a forward purchase contract to purchase ADSs on each of the three Settlement Dates on which the Company delivers ADSs to the Holder (subject to the Company's right to deliver cash in lieu of ADSs) under the terms of which:

                              (a) at the time of issuance of the SynDECS the
                                  Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the SynDECS to assure the fulfillment of the

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

                                  Holder's purchase obligations described in clause (c) below, one-third of which deposit generally will unconditionally and irrevocably be applied on each of the three Settlement Dates to satisfy such obligations;

                              (b) the Company will be obligated to pay a return
                                  on such deposit at a rate equal to the stated rate of interest (as it may be adjusted from time to time upon the occurrence of any Dividend Adjustment Events) on the SynDECS as compensation to the Holder for the Company's use of such cash deposit during the term of the SynDECS; and

                              (c) on each of the three Settlement Dates,
                                  generally one-third of such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract with respect to that Settlement Date, and the Company will deliver to the Holder the number of ADSs, and the amount of cash, if any, that the Holder is entitled to receive at that time pursuant to the terms of the SynDECS (subject to the Company's right to deliver cash in lieu of
                                  ADSs);

                     (ii) to treat, consistent with the characterization in Paragraph 13(b)(i) hereof,

                              (a) amounts paid to the Company in respect of the
                                  original issue of a SynDECS as allocable in their entirety to the amount of the cash deposit attributable to such SynDECS; and

                              (b) amounts denominated as interest that are
                                  payable with respect to the SynDECS as
                                  ordinary income payable on the amount of such deposit, includible annually in the Holder's income in accordance with such Holder's method of accounting; and

                     (iii) to file all United States federal, state and local
                           income and franchise tax returns consistent with the forward purchase contract characterization (unless required otherwise by an applicable taxing authority).

   14.   Notice of Adjustments and Certain Other Events.

            (a) Whenever the Closing Price is adjusted as herein provided or an Adjustment Event occurs, the Company shall:

                     (i) forthwith compute the adjusted Share Components and prepare a certificate signed by an officer of the Company setting forth the adjusted Share Components, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and

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                           binding evidence of the correctness of the
                           adjustment, and file such certificate forthwith with the Trustee; and

                     (ii) within ten Business Days following the occurrence of an event that permits or requires an adjustment to the Daily Amount pursuant to Paragraph 7 hereof (each, a "Dilution Event"), an Adjustment Event that permits or requires a change in the consideration to be received by Holders pursuant to Paragraph 8 hereof, or a Mandatory Redemption Event or a Partial Mandatory Redemption Event, each as described in Paragraph 9 hereof (or, in any case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the outstanding SynDECS of the occurrence of such event, including, in the case of a Dilution Event or Adjustment Event, a statement in reasonable detail setting forth the method by which any adjustment to the Daily Amount or change in the consideration to be received by Holders of SynDECS following the Adjustment Event was determined and setting forth the factors by which the Closing Price and the Share Components are to be adjusted in order to determine which clause of the Daily Amount definition shall apply on each day on which a Daily Amount is required to be calculated, and in the case of a Mandatory Redemption Event or a Partial Mandatory Redemption Event the date on which the SynDECS shall be redeemed and the amount payable to Holders of SynDECS upon such redemption..

            (b) In case at any time while any of the SynDECS are outstanding the Company becomes aware that:

                     (i) News Corporation will declare a dividend (or any other distribution) on or in respect of the ADSs to which Paragraph 7 shall apply;

                     (ii) News Corporation will authorize the issuance to all holders of the ADSs or Ordinary Shares of rights or warrants to subscribe for or purchase ADSs or Ordinary Shares or of any other subscription rights or warrants; or

                     (iii) there will occur any conversion or reclassification
                           of News Corporation (other than a subdivision or combination of outstanding ADSs or Ordinary Shares) or any consolidation, amalgamation or merger to which News Corporation is a party and for which approval of any stockholders of News Corporation is required;

                  then, if the Company becomes aware of the information described in clause (x) and (y) below within a reasonable amount of time in advance of the delivery and filing requirements set forth in this subparagraph (b), the Company shall cause to be delivered to the Trustee, and shall promptly cause to be mailed to the Holders

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                  of SynDECS at their last addresses as they shall appear upon the registration books of the Security Registrar, at least ten days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants or, if a record is not to be taken, the date as of which holders of the ADSs or Ordinary Shares of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such conversion, reclassification, consolidation, amalgamation or merger is expected to become effective. Following any Adjustment Event, the provisions of this Paragraph 14(b) shall apply with respect to any Reported Securities in the same manner as with respect to News Corporation and the ADSs.

            (c) On or prior to each Settlement Date, the Company shall notify the Trustee, and the Trustee shall promptly thereafter publish a notice in a daily newspaper of national circulation stating whether and the extent to which the Company shall deliver, in accordance with Paragraph 5(l), ADSs or cash (and/or, in accordance with Paragraph 8, cash or Reported Securities) on the relevant Settlement Date. The Trustee shall notify DTC of the form of consideration to be delivered by the Company.

            (d) After the close of business on the Business Day immediately preceding each Settlement Date of the SynDECS, the Company shall notify the Trustee in writing of the number of ADSs and/or Reported Securities, and/or the amount of cash to be paid per SynDECS.

            (e) If a Market Disruption Event occurs during the period beginning on November 5, 2008, January 12, 2009 or March 19, 2009 and ending upon completion of the 10 Trading Day period for determining the Daily Amounts for the applicable Settlement Date, the Company shall cause notice of such Market Disruption Event to be delivered to the Trustee, and shall promptly cause notice of such Market Disruption Event to be mailed to the Holders of the SynDECS at their last addresses as they shall appear upon the registration books of the Security Registrar.

            (f) If a Dividend Adjustment Event occurs, the Company shall cause notice of such Dividend Adjustment Event to be delivered to the Trustee, and shall, prior to the relevant record date of the occurrence of such event, cause notice of such Dividend Adjustment Event to be mailed to the Holders of the SynDECS at their last addresses as they shall appear upon the registration books of the Security Registrar, indicating in that notice whether the Company elects to adjust the interest payment or the Threshold Appreciation Price. The Company shall cause notice of the relevant adjustments to be delivered to the Trustee, and shall, promptly following the relevant record date of such adjustments, cause notice of such adjustments to be mailed to the Holders of the SynDECS at their last

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                  addresses as they shall appear upon the registration books of the Security Registrar.

   15. Calculation Agent. The Calculation Agent, which may be an affiliate of the Company, shall be selected by the Company in its reasonable discretion. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holders of the SynDECS.

GENERAL

                  This Note is one of a duly authorized issue of debt securities of the Company (the "Debt Securities"), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, a Second Supplemental Indenture, dated as of July 1, 1999, and as further supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the SynDECS, and the terms upon which the SynDECS are, and are to be, authenticated and delivered.

                  If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. In such case each Settlement Date that has not yet occurred shall be accelerated and the Total Exchange Shares for each such Settlement Date shall be calculated using the Daily Amounts for any Trading Days in respect of that Settlement Date that have already occurred and, with respect to each Trading Day that has not already occurred, the Daily Amount for the date upon which the SynDECS are so declared to be immediately due and payable. In case of default at Maturity (as defined in the Indenture), this Note shall continue to accrue interest, on the basis provided for in Paragraph 4 hereof, payable upon demand of the beneficial owners of this Note in accordance with the terms of the SynDECS, from and after Maturity through the date when the principal amount of this Note has been exchanged for ADSs or other property (or the equivalent value in cash) in accordance with the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and by the Holders of a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer

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hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  The Holder of this Note may not enforce such Holder's rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company to pay the amounts due under this Note, and to pay any interest on any overdue amount at the time, place and rate, and in the coin or currency, herein prescribed.

                  All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

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